EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, as Chief Executive Officer and Chief Financial Officer of Elite Data Services, Inc. certifies that to the undersigned’s knowledge, the Form 10-Q for the period ended September 30, 2014, which accompanies this certification:

a)	fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and

b)

the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Dynamic Energy Alliance Corporation at the dates and for the periods indicated.

The foregoing certification is made solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code and is subject to the knowledge and willfulness qualifications contained in Title 18, Chapter 63, Section 1350(c).

Date: November 14, 2014	By:	/s/ Steven Frye
Steven Frye
President, Chief Executive Officer Director and Chief Financial Officer